AGREEMENT AND PLAN OF MERGER


                          Dated as of April 27, 2000,


                                     Among


                           PAINE WEBBER GROUP INC.,


                            JCB ACQUISITION COMPANY


                                      And


                           J.C. BRADFORD & CO., LLC



===============================================================================


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                               TABLE OF CONTENTS


                                                                          Page


                                   ARTICLE I

                                  The Merger

SECTION 1.01.  The Merger      ...............................................1
SECTION 1.02.  Closing         ...............................................2
SECTION 1.03.  Effective Time of the Merger...................................2
SECTION 1.04.  Effects         ...............................................3
SECTION 1.05.  Articles of Organization and Operating
                            Agreement.........................................3
SECTION 1.06.  Directors       ...............................................3
SECTION 1.07.  Officers        ...............................................3


                                  ARTICLE II

               Merger Consideration; Effect on Capital Stock and
              Membership Interests of Constituents; Post-Closing
                     Adjustment; Rights of Former Members

SECTION 2.01.  Merger Consideration; Effect on Capital
                            Stock and Membership Interests....................4
SECTION 2.02.  Payment for Units..............................................5
SECTION 2.03.  Payment for Membership Interests...............................6
SECTION 2.04.  Net Worth Adjustment...........................................6
SECTION 2.05.  Rights of Former Members.......................................8
SECTION 2.06.  Withholding     ...............................................8


                                  ARTICLE III

                 Representations and Warranties of the Company

SECTION 3.01.  Organization, Standing and Power...............................8
SECTION 3.02.  Company Subsidiaries; Equity Interests........................10
SECTION 3.03.  Capital Structure.............................................10
SECTION 3.04.  Authority; Execution and Delivery;
                            Enforceability...................................12
SECTION 3.05.  No Conflicts; Consents........................................12
SECTION 3.06.  Financial Statements..........................................14
SECTION 3.07.  Assets Other than Real Property
                            Interests........................................15
SECTION 3.08.  Real Property   ..............................................15
SECTION 3.09.  Intellectual Property.........................................16
SECTION 3.10.  Contracts       ..............................................18
SECTION 3.11.  Permits         ..............................................21
SECTION 3.12.  Proceedings     ..............................................23



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                                                                Contents, p. 2


                                                                          Page

SECTION 3.13.  Benefit Plans   ..............................................24
SECTION 3.14.  Absence of Certain Changes or Events..........................28
SECTION 3.15.  Taxes.          ..............................................29
SECTION 3.16.  Compliance with Applicable Laws...............................30
SECTION 3.17.  Environmental Matters.........................................31
SECTION 3.18.  Brokers; Schedule of Fees and Expenses........................32
SECTION 3.19.  Insurance       ..............................................32
SECTION 3.20.  Opinion of Financial Advisor..................................33
SECTION 3.21.              Derivatives; Etc..................................33
SECTION 3.22.              Ineligible Persons................................33
SECTION 3.23.              Investment Company Activities.....................33
SECTION 3.24.  Corporate Name  ..............................................34
SECTION 3.25.  Disclosure      ..............................................34
SECTION 3.26.              Reports...........................................34


                                  ARTICLE IV

               Representations and Warranties of Parent and Sub

SECTION 4.01.  Organization, Standing and Power..............................35
SECTION 4.02.  Sub             ..............................................35
SECTION 4.03.  Authority; Execution and Delivery;
                            Enforceability...................................36
SECTION 4.04.  No Conflicts; Consents........................................36
SECTION 4.05.  Brokers         ..............................................37


                                   ARTICLE V

                   Covenants Relating to Conduct of Business

SECTION 5.01.  Conduct of Business by the Company and
                            the Subsidiaries.................................37
SECTION 5.02.  No Solicitation ..............................................42
SECTION 5.03.  Section 15 of the 1940 Act....................................42
SECTION 5.04.              Management Contract Consents......................43
SECTION 5.05.              Transition........................................44


                                  ARTICLE VI

                             Additional Agreements

SECTION 6.01.  Access to Information; Confidentiality........................45
SECTION 6.02.  Commercially Reasonable Efforts;
                            Notification.....................................45
SECTION 6.03.  Benefit Plans   ..............................................46
SECTION 6.04.  Fees and Expenses.............................................48
SECTION 6.05.  Public Announcements..........................................48
SECTION 6.06.  Transfer Taxes  ..............................................48
SECTION 6.07.              RESERVED..........................................49


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                                                                Contents, p. 3


                                                                          Page

SECTION 6.08.  Investment Company Board of Directors.........................49
SECTION 6.09.  Retention Program.............................................49
SECTION 6.10.  Indemnification ..............................................49
SECTION 6.11.  Accounts; Safe Deposit Boxes; Powers of
                            Attorney; Officers and Directors.................51
SECTION 6.12.  Audited Financial Statements;
                            Escheatment......................................51
SECTION 6.13.  Redemption and Purchase of all Shares in
                            Bradford.........................................52
SECTION 6.14.  Preparation and Filing of Tax Returns.........................52
SECTION 6.15.  Audits and Other Proceedings..................................53


                                  ARTICLE VII

                             Conditions Precedent

SECTION 7.01.  Conditions to Each Party's Obligation to
                            Effect the Merger................................54
SECTION 7.02.  Conditions to Obligations of Parent and
                            Sub..............................................54
SECTION 7.03.  Condition to Obligation of the Company........................57
SECTION 7.04.  Frustration of Closing Conditions.............................57


                                 ARTICLE VIII

                       Termination, Amendment and Waiver

SECTION 8.01.  Termination     ..............................................58
SECTION 8.02.  Effect of Termination.........................................59
SECTION 8.03.  Amendments and Waivers........................................59


                                  ARTICLE IX

                              General Provisions

SECTION 9.01.  Nonsurvival of Representations and
                            Warranties.......................................59
SECTION 9.02.  Notices         ..............................................59
SECTION 9.03.  Definitions     ..............................................60
SECTION 9.04.  Interpretation; Schedules; Certain
                            Definitions......................................61
SECTION 9.05.  Severability    ..............................................61
SECTION 9.06.  Counterparts    ..............................................61
SECTION 9.07.  Entire Agreement..............................................62
SECTION 9.08.  No Third-Party Beneficiaries..................................62
SECTION 9.09.  Governing Law   ..............................................62
SECTION 9.10.  Assignment      ..............................................62
SECTION 9.11.  Enforcement     ..............................................63
SECTION 9.12.  Waiver of Jury Trial..........................................63


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                                                                Contents, p. 4


                                                                          Page

SECTION 9.13.  Suits           ..............................................63




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                                    AGREEMENT AND PLAN OF MERGER dated as of
                           April 27, 2000, among PAINE WEBBER GROUP INC., a Delaware corporation ("Parent"), JCB ACQUISITION COMPANY, a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, and J.C. BRADFORD & CO., LLC, a limited liability company organized under the laws of the State of Tennessee (the "Company"; Parent, Sub and the Company being sometimes referred to herein individually as a "Party" and collectively as the "Parties").


          WHEREAS the Company's Executive Committee (the "Executive Committee") has determined that the merger of Sub with and into the Company on the terms and subject to the conditions set forth herein (the "Merger") and the other transactions contemplated by the Transaction Agreements (as defined in Section 3.01) (collectively, the "Transactions") are fair to and in the best interests of the Company's members (the "Members"), and has approved the Merger and this Agreement;

          WHEREAS those Members constituting the Company's Voting Members (the "Voting Members") have approved the Merger and this Agreement;

          WHEREAS the Board of Directors of Sub has approved this Agreement and declared its advisability;

          WHEREAS Parent, as the sole stockholder of Sub, has adopted this Agreement; and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the Parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  The Merger

          SECTION 1.01. The Merger. On the terms andsubject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the

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                                                                             2


"DGCL") and the Tennessee Limited Liability Company Act (the "TLLCA"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate existence of Sub shall cease and the Company shall continue as the surviving entity (the "Surviving Entity"). At the election of Parent, any wholly owned direct or indirect subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger, provided such substitution would not result in the requirement of any additional Consents (as defined in Section 3.05) of Governmental Authorities (as defined in Section 9.03) that would be a condition to the obligations of Parent and Sub to effect the Merger and would not reasonably be expected to delay the Effective Time. In the event of any such permissible substitution, the Parties shall execute an appropriate amendment to this Agreement solely in order to reflect the foregoing.

          SECTION 1.02. Closing. The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05), waiver by all Parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the Party or Parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the Party or Parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". Subject to the other provisions of this Agreement, the Parties will use commercially reasonable efforts to cause the Closing to occur as soon as possible after the end of a calendar month.

          SECTION 1.03. Effective Time of the Merger. Prior to the Closing, the Parties shall prepare, and on the Closing Date or as soon as practicable thereafter the Parties shall file with each of (i) the Secretary of State of the State of Delaware and (ii) the Office of the Secretary of State of the State of Tennessee, a certificate of merger or other appropriate documents (in any such case, the "Certificates of Merger"), in each case, executed in accordance with the relevant provisions of the DGCL or the TLLCA, as applicable, and shall make all other filings or recordings required under the DGCL and the TLLCA in order to effect the Merger. The Merger shall become effective at



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                                                                             3


11:59 p.m., New York City time, on the date the Certificates of Merger have been duly filed with the respective Secretaries of State referred to above, or at such other time and date as Parent and the Company shall agree and specify in the Certificates of Merger (the time and date the Merger becomes effective being the "Effective Time").

          SECTION 1.04. Effects. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 48-244-104 of the TLLCA.

          SECTION 1.05. Articles of Organization and Operating Agreement. (a) The Articles of Organization of the Company (consisting of the Company's Articles of Conversion dated and filed with the Secretary of State of the State of Tennessee as of December 13, 1995), as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Entity until thereafter changed or amended as provided therein or by applicable Law.

          (b) The Company's Operating Agreement dated as of December 31, 1995, as amended (the "Operating Agreement"), as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as of the Effective Time to read in such form as Parent shall specify by delivery thereof to the Company at least two business days prior to the Closing, and, as so amended and restated, such Operating Agreement shall be the Operating Agreement of the Surviving Entity until thereafter changed or amended as provided therein or by applicable Law.

          SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the members of the board of governors of the Surviving Entity, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.




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                                                                             4


                                  ARTICLE II

               Merger Consideration; Effect on Capital Stock and
              Membership Interests of Constituents; Post-Closing
                     Adjustment; Rights of Former Members

          SECTION 2.01. Merger Consideration; Effect on Capital Stock and Membership Interests. At the effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock of Sub, any Member or any participant (an "Investment Limited Partner") in the J.C. Bradford & Co., L.L.C. Employee Incentive Investment Plan (the "ILP Plan"):

          (a) Each issued and outstanding share of common stock of Sub shall be converted into a membership interest in the Surviving Entity representing 1/1,000th of the aggregate membership interests in the Surviving Entity to be outstanding immediately after the Effective Time.

          (b) Each Investment Limited Partner shall be entitled to receive a payment equal to the sum of (i) the outstanding principal amount of the Units (as defined in the ILP Plan) held by such Investment Limited Partner outstanding at the Effective Time and (ii) an amount equal to 25-30% of the outstanding principal amount of such Units (the amount within such range to be determined in the sole discretion of the Company by notice to Parent at least two business days prior to the Closing) reduced by interest, if any, paid on such Units for the period from December 31, 1999 through the Closing Date (the sum of the amount determined pursuant to this clause (ii) plus such interest, if any, the "ILP Premium Amount" for an Investment Limited Partner, and the aggregate of the ILP Premium Amounts for all Investment Limited Partners, the "ILP Premium Payment"), in each case, payable by Parent as provided in Section
2.02. The aggregate amount payable to all Investment Limited Partners pursuant to this Section 2.01(b) is hereinafter referred to as the "ILP Payment".

          (c) The membership interests in the Company, including all rights arising therefrom pursuant to the Operating Agreement or otherwise (as to each Member, its "Membership Interest"), of each Member, other than the Membership Interest of a Dissenter (as defined below) who has perfected its dissenters' rights in accordance with Section 2.01(d), shall be converted into the right to receive an amount equal to the sum of (i) the sum of the Contributed Capital Account and the Retained Capital Account (as such terms are defined in the Operating Agreement) of such Member as of the Effective Time as reflected on the



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                                                                             5


books and records of the Company consistent with past practice (the aggregate amount payable to all Members pursuant to this clause (i) assuming that there are no Dissenters is hereinafter referred to as the "Capital Payment"), plus
(ii) the product of (A) the Allocable Merger Consideration (as defined in Section 2.04(c)) multiplied by (B) the fraction the numerator of which is the Points of Interest (as such term is used in the Operating Agreement) of such Member as of the Effective Time and the denominator of which is the aggregate Points of Interest of all Members as of the Effective Time, payable as provided in Section 2.03.

          (d) Notwithstanding anything in this Agreement to the contrary, Membership Interests immediately prior to the Effective Time of any Member (a "Dissenter") who is entitled to dissent and properly demands payment of the fair value of the Membership Interest of such Member pursuant to, and who timely complies in all respects with, Chapter 231, Section 48-231-101 et seq. of the TLLCA ("Chapter 231") shall not be converted into the right to receive the amount provided in Section 2.01(c), but rather a Dissenter shall be entitled to payment of the fair value of the Membership Interest of such Dissenter in accordance with Chapter 231; provided, however, that if any such Dissenter shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal as provided in Chapter 231, then the right of such Dissenter to be paid the fair value of the Membership Interest of such Dissenter shall cease and such Membership Interest shall be deemed to have been converted as of the Effective Time into the right to receive the amount provided in Section 2.01(c), payable as provided in Section 2.03. The Company shall serve prompt notice to Parent of any demands for payment received by the Company prior to the Effective Time pursuant to Chapter 231, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Prior to the Effective Time, Parent shall not, without the prior written consent of the Company, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          SECTION 2.02. Payment for Units. Promptly following the Effective Time, but only after receipt by the Company or the Surviving Entity of all Consents of the New York Stock Exchange, Inc. (the "NYSE") and any other Governmental Authority necessary for the ILP Payment, Parent


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                                                                             6


shall cause the Surviving Entity to pay by check to each Investment Limited Partner the amount of the payment that such Investment Limited Partner is entitled to receive pursuant to Section 2.01(b), against (i) surrender by such Investment Limited Partner for cancelation of the instruments, if any, representing the Units held by such Investment Limited Partner and (ii) delivery by such Investment Limited Partner of a duly executed acknowledgment stating that such payment is in full satisfaction of all amounts payable to such Investment Limited Partner pursuant to the ILP Plan. The Company will use all commercially reasonable efforts to obtain prior to the Closing all Consents of the NYSE and any other Governmental Authority necessary for the ILP Payment. No interest shall be paid or accrue on the portion of the ILP Payment payable to an Investment Limited Partner unless the ILP Payment is made later than 10 days following the Closing Date or, if later, the date such Investment Limited Partner surrenders and delivers all the instruments and documents referred to in clauses (i) and (ii) above, in which case such portion of the ILP Payment shall bear interest at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A., as its prime rate, for each day from and including the due date to but excluding the date of actual payment of such portion of the ILP Payment, and which interest shall be paid at the time of actual payment of such portion of the ILP Payment.

          SECTION 2.03. Payment for Membership Interests. Not later than five days (the "Due Date") after delivery of the Closing Balance Sheet and the Statement (each as defined in Section 2.04) pursuant to and in accordance with
Section 2.04, Parent shall pay the Surviving Entity by electronic funds transfer in immediately available funds, the aggregate amount the Members, other than any Dissenters, have the right to receive pursuant to Section 2.01(c), and the Surviving Entity shall distribute to each Member, other than any Dissenters, by credit to such Member's account at the Surviving Entity in accordance with the procedures for year-end Members' distributions, the entire amount such Member has the right to receive pursuant to Section 2.01(c). No interest shall be paid or accrue on the amount payable to a Member pursuant to this Section 2.03, unless such amount is not paid in full on or prior to the Due Date, in which case such amount shall bear interest at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A., as its prime rate, for each day from and including the Due Date to but excluding the date of actual payment of such amount to such Member, and which interest shall be paid at the time of actual payment of such amount to such Member.



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          SECTION 2.04. Net Worth Adjustment. (a) As soon as practicable following the Closing, the Chief Financial Officer of the Company immediately prior to the Closing shall deliver to Parent an unaudited combined statement of financial condition of the Company and the Subsidiaries as of the close of business on the last day of the calendar month immediately preceding the calendar month in which the Closing Date occurs (the "Statement Date") reasonably satisfactory to Parent (the "Closing Balance Sheet"), together with a statement (the "Statement") setting forth Company Net Worth as of the close of business on the Statement Date ("Closing Company Net Worth"). The Closing Balance Sheet and the Statement shall be accompanied by a certificate of the Chief Financial Officer of the Company certifying that the Closing Balance Sheet was prepared in good faith on the basis of the accounting books and records of the Company and the Subsidiaries and was prepared in conformity with United States generally accepted accounting principals ("GAAP") applied on a basis consistent with the Financial Statements (as defined in Section 3.06(a)) (except for the absence of footnotes and subject to normal recurring quarterly, annual and audit adjustments). The Closing Balance Sheet (and Closing Company Net Worth) shall not reflect (i) the consummation of the Merger, (ii) any of the payments to be made pursuant to this Article II or
Section 6.13 and (iii) any Transition Expenses (as defined in Section 5.05) or any obligations therefor. The Closing Balance Sheet shall reflect in the aggregate of the Liabilities (as defined in Section 2.04(b)) the Escheatment Amount (as defined in Section 6.12(b)). The Closing Balance Sheet shall reflect in the aggregate of the Liabilities a legal reserve equal to $15,500,000 minus amounts paid since March 31, 2000 in settlement of legal matters reserved for as of March 31, 2000 plus an accrual of $500,000 at May 31, 2000 (plus an additional pro rata accrual for each month after May 2000 through the month in which the Statement Date occurs) plus accruals in respect of any new (including material changes to existing) legal matters arising after March 31, 2000. All fees and expenses incurred (including a reasonable estimate of any such fees and expenses not yet billed) by the Company or any Subsidiary in connection with the Merger and the other Transactions, including the fees and expenses of U.S. Bancorp Piper Jaffray and the Company's legal counsel, but excluding any Transition Expenses, shall to the extent not previously paid prior to the close of business on the Statement Date be reflected in the aggregate of the Liabilities on the Closing Balance Sheet (and Closing Company Net Worth). Not later than two business days prior to the Closing, the Company shall deliver to Parent a good faith estimate of the Closing Company Net Worth.



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          (b) The term "Company Net Worth" means Assets plus the amount of
Company Employee Forgivable Loan reserves reflected in the aggregate of the Liabilities on the Closing Balance Sheet minus Liabilities. The terms "Assets" and "Liabilities" mean the combined total assets and combined total liabilities, respectively, of the Company and the Subsidiaries calculated in accordance with Section 2.04(a) as shown on the Closing Balance Sheet.

          (c) The term "Allocable Merger Consideration" means (i) $605,000,000 minus (ii) the sum of (A) the ILP Premium Payment, (B) the Capital Payment and
(C) the aggregate amount payable in connection with the redemption and purchase of all the outstanding capital stock of Bradford & Co., Incorporated, a Tennessee corporation ("Bradford"), as contemplated in Section 6.13 plus
(iii) the Net Worth Adjustment.

          (d) The term "Net Worth Adjustment" means (i) in the event that the Company Net Worth is less than $187,000,000, the difference (expressed as a negative number) between the Company Net Worth and $187,000,000, (ii) in the event that the Company Net Worth is equal to $187,000,000, zero or (iii) in the event that the Company Net Worth is greater than $187,000,000, the difference (expressed as a positive number) between the Company Net Worth and $187,000,000.

          SECTION 2.05. Rights of Former Members. The consideration paid in accordance with the terms of this Article II upon conversion of any Membership Interest shall be deemed to have been paid in full satisfaction of all rights, title and interest pertaining to such Membership Interest. Upon and following the Effective Time, the transfer books of the Company shall be closed, no further transfer or assignment of Membership Interests shall be made or recognized and all rights and privileges of the Members in the Company prior to the Effective Time shall terminate.

          SECTION 2.06. Withholding. Notwithstanding anything in this Agreement to the contrary, Parent shall be entitled to withhold from the amount otherwise payable pursuant to this Agreement to any Investment Limited Partner or any Member such amounts as are required to be withheld with respect to the making of such payment under any applicable tax withholding requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law.


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                                                                             9


                                  ARTICLE III

                 Representations and Warranties of the Company

          The Company represents and warrants to Parent and Sub as follows:

          SECTION 3.01. Organization, Standing and Power. (a) The direct and indirect subsidiaries of the Company (the "Subsidiaries") are set forth in
Schedule 3.01. Each of the Company and each of the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation set forth in Schedule 3.01. Each of the Company and each of the Subsidiaries has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect (i) on the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, (ii) on the ability of the Company or the applicable Subsidiary to perform its obligations timely under this Agreement and the other agreements and instruments executed and delivered in connection with this Agreement (collectively with this Agreement, the "Transaction Agreements") or (iii) on the ability of the Parties to consummate the Merger and the other Transactions (each, a "Company Material Adverse Effect"). For purposes of this Agreement, "Company Material Adverse Effect" or "material adverse effect" with respect to the Company and the Subsidiaries shall exclude any effects to the extent resulting from (a) changes in the United States or global economy or securities markets in general, (b) changes in the financial services industry generally, including legislative and regulatory changes, (c) changes in GAAP or the reporting requirements of applicable Regulatory Authorities, or (d) any action that the Company and its Subsidiaries is expressly permitted to take pursuant to any written consent or waiver by Parent under this Agreement or any written agreement relating to this Agreement entered into between Parent and the Company upon or after the date of this Agreement, except to the extent expressly provided otherwise in such consent, waiver or agreement. Each of the Company and each of the Subsidiaries is duly qualified and in good standing to do business as a foreign corporation or entity, as the case may be, in each jurisdiction in which the conduct or nature of its business or the ownership,


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                                                                            10


leasing or holding of its properties or assets makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually and in the aggregate, would not have a Company Material Adverse Effect. A list of the jurisdictions in which each of the Company and each of the Subsidiaries are so qualified is set forth in Schedule 3.01.

          (b) The Company has delivered or made available to Parent prior to the execution of this Agreement true and complete copies of (i) the Articles of Organization of the Company and the Operating Agreement, (ii) the certificate or articles of incorporation and by-laws, each as amended to date, of each Subsidiary that is a corporation and (iii) the comparable governing instruments, each as amended to date, of each Subsidiary that is not a corporation. The stock certificate and transfer books (to the extent applicable) and the minute books of the Company and each Subsidiary (in each case, which have been made available for inspection by Parent) are true and complete in all material respects.

          SECTION 3.02. Company Subsidiaries; Equity Interests. (a) Except as set forth on Schedule 3.02, (i) all the outstanding shares of capital stock of each Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are owned by the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever and (ii) all the outstanding membership interests, partnership interests, joint venture interests or other equity interests in any Subsidiary that is not a corporation have been validly issued and are owned by the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.

          (b) Except for (i) interests in the Subsidiaries, (ii) trading account securities, securities held available for sale, client margin agreements, securities acquired pursuant to underwriting agreements in which the Company participated as an underwriter or dealer and securities acquired as a result of debts owing to the Company or the Subsidiaries by their customers, securities acquired in arbitrage, hedging, options or forward or futures contracts, or transactions or arrangements or securities clearance and settlement activities or (iii) as set forth on Schedule 3.02, the Company does not own, directly or indirectly (through any Subsidiary or otherwise), any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          SECTION 3.03. Capital Structure. (a) The Membership Interests in the Company consist only of the Membership Interests of the Voting Members, the Special Members, the Equity Members, the Retiring Members and the Senior Members (as such terms are defined in the Operating Agreement). The Company has previously provided Parent a schedule setting forth the name of each Member, its class of Membership Interest, the Contributed Capital Account and the Retained Capital Account of such Member as of the date of this Agreement and such Member's Points of Interest as of the date of this Agreement. The Membership Interests are duly authorized and validly issued, and except as provided by the TLLCA or the Operating Agreement, are fully paid and nonassessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or similar right under any Contract to which the Company is a party or by which it is otherwise bound. Except as set forth on Schedule 3.03, there are no membership interests, equity securities or other ownership interests of the Company issued, granted, reserved for issuance or outstanding.

          (b) Except as set forth in Schedule 3.02, there are no shares of capital stock or equity securities or other ownership interests of any Subsidiary issued, reserved for issuance or outstanding that are not owned by the Company.

          (c) Except as set forth in Schedule 3.03, there are not any (i) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, Membership Interests having the right to vote) on any matters on which holders of Membership Interests may vote ("Voting Company Debt"); (ii) options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Subsidiary is a party or by which any of them is bound (A) obligating the Company or any Subsidiary, as the case may be, to issue, deliver or sell, or cause to be issued, delivered or sold, additional Membership Interests or shares of capital stock or other equity or ownership interests in, or any security convertible or exercisable for or exchangeable into any Membership Interests or capital stock or other equity or ownership interest in, the Company or any Subsidiary or any Voting Company Debt, (B) obligating the Company or any Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (C) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Membership Interests, capital stock or other equity or ownership interests.

          (d) Except as set forth on Schedule 3.03 or as contemplated by this Agreement, there are not any outstanding contractual or other obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Membership Interests or capital stock, membership interests or other equity or ownership interest of the Company or any Subsidiary, or to make any additional payments in respect of any earlier such repurchase, redemption or acquisition.

          SECTION 3.04. Authority; Execution and Delivery; Enforceability. The Company has full power and authority to execute the Transaction Agreements to which it is a party and to consummate the Merger and the other Transactions. The execution and delivery by the Company of the Transaction Agreements to which it is a party and the consummation by the Company of the Merger and the other Transactions have been duly authorized by all necessary limited liability company action, including any vote of the Voting Members. The Company has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each other Transaction Agreement to which the Company is a party, and this Agreement constitutes, and each Transaction Agreement to which the Company is a party will after the Closing constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          SECTION 3.05. No Conflicts; Consents. (a) Except as set forth on
Schedule 3.05, the execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of each other Transaction Agreement to which the Company is a party will not, and the consummation of the Merger and the other Transactions and compliance by the Company with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien (as defined in Section 3.07) upon any of the properties or assets of the Company or any Subsidiary under, any provision of (i) the Articles of Organization of the Company or the Operating Agreement,
(ii) any certificate or articles of incorporation or by-laws or other governing instruments of any Subsidiary, (iii) any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a "Contract") to which the Company or any Subsidiary is a party or by which any of their respective properties or assets is bound or (iv) any judgment, order or decree ("Judgment") or statute, law, rule or regulation ("Law") applicable to the Company or any Subsidiary or their respective properties or assets, other than, in the case of clauses (iii) and (iv) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. Except as set forth on Schedule 3.05, no consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Governmental Authority, is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or any Transaction Agreement by the Company or any of the Subsidiaries or the consummation of the Merger or any of the other Transactions except where the failure to obtain such Consents is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

          (b) Neither the Company nor any of the Subsidiaries nor the conduct of their respective businesses is in material violation of any Judgment of any Governmental Authority that is binding upon the Company or any of the Subsidiaries.

          (c) Except as set forth in Schedule 3.05, neither the Company nor any of the Subsidiaries, nor, to the Company's knowledge, any of their respective officers, directors or employees, nor any Member, has been the subject of any disciplinary proceeding or order of any Governmental Authority which would be required to be disclosed on SEC Forms ADV or BD except as disclosed therein, and no such disciplinary proceeding or order is pending or, to the knowledge of the Company, threatened; and, except as disclosed on the SEC Form ADV or BD, as the case may be, of the Company or the relevant Subsidiary most recently filed or amended prior to the date of this Agreement (the "Current Forms") or in Schedule 3.05, neither the Company nor any of the Subsidiaries, nor any of their respective officers, directors or employees, nor any Member, has been permanently enjoined by Judgment of any Governmental Authority from engaging in or continuing any conduct or practice in connection with any activity required to be disclosed in the Current Forms or in connection with the purchase or sale of any security. Except as disclosed on the Current Forms or in Schedule 3.05, neither the Company nor any of the Subsidiaries, nor any of their respective officers, directors or employees, nor any Member, is or has been ineligible to serve as, or subject to any disqualification which would result in any denial, suspension or revocation of the registration of, or any limitation on the activities of the Company or any of the Subsidiaries as, an investment advisor under the provisions of the Investment Advisors Act of 1940, as amended (the "Advisors Act"), or as a broker- dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act of 1940, as amended (the "1940 Act").

          (d) Neither the Company nor any of the Subsidiaries, nor any "associated person" (as defined in the Exchange Act) thereof, is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker- dealer or as an associated person to a registered broker- dealer, except as set forth in Schedule 3.05.

          SECTION 3.06. Financial Statements. (a) Schedule 3.06 sets forth (i) the FOCUS Report of the Company as of February 29, 2000 (the "FOCUS Report"),
(ii) the unaudited, internal, management interim combined statement of profit and loss of the Company and the Subsidiaries for the two months ended February 29, 2000, (iii) the unaudited, internal, management interim combined statement of financial condition of the Company and the Subsidiaries as of December 31, 1999, and the related unaudited, internal, management interim combined statement of income of the Company and the Subsidiaries for the twelve months then ended and (iv) the audited combined statements of financial condition of the Company and the Subsidiaries as of June 30, 1998 and 1999, and the related audited combined statements of income, changes in Members' capital, changes in subordinated notes and cash flows of the Company and the Subsidiaries for the two years then ended, with the accompanying audit report of Deloitte & Touche LLP ("D&T"), together, in each case, with the notes to such financial statements (the financial statements described above, together with the notes to such financial statements, collectively, the "Financial Statements", and the combined statement of financial condition of the Company and the Subsidiaries as of December 31, 1999, the "Balance Sheet"). The accounting books and records of the Company and the Subsidiaries and the Financial Statements have been maintained and prepared in conformity in all material respects with GAAP consistently applied (except in each case as described in the notes thereto and except, in the case of the Financial Statements that are unaudited, for normal recurring quarterly, annual and audit adjustments and for the absence of footnotes) and, on that basis, fairly present the combined financial condition and results of operations and cash flows of the Company and the Subsidiaries (or, in the case of the FOCUS Report, the unconsolidated financial condition, results of operations and cash flows of the Company) as of the dates thereof and for the periods indicated.

          (b) The Company and the Subsidiaries do not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent or other) except (i) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto, (ii) for items set forth in Schedule
3.06 or the other Schedules and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement.

          SECTION 3.07. Assets Other than Real Property Interests. (a) The Company or a Subsidiary has good and valid title to all the assets included on the Balance Sheet or thereafter acquired, other than those set forth in
Schedule 3.07 or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice, in each case free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, "Liens"), except (i) such Liens as are set forth in Schedule 3.07, (ii) Liens arising out of repurchase or reverse repurchase agreements, securities lending or borrowing arrangements, options, forwards or futures arrangements, transactions in, and settlements and clearance of, securities, options, forwards, futures and commodities transactions and arrangements, and hedging transactions and arrangements, (iii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, (iv) Liens that secure debt that is reflected as a liability on the Balance Sheet or the existence of which is referred to in the notes to the Balance Sheet and (v) Liens for property Taxes (as defined in Section 3.15(i)) not yet due and payable (the Liens described in clauses (i) through (v) above, together with the Liens referred to in clauses (ii) through (iv) of Section 3.08, are referred to collectively as "Permitted Liens").

          (b) This Section 3.07 does not relate to real property or interests in real property, such items being the subject of Section 3.08, or to Intellectual Property, such items being the subject of Section 3.09, or to Liens securing leased equipment, fixtures, property or assets not included as assets on the Balance Sheet or thereafter acquired.

          SECTION 3.08. Real Property. Schedule 3.08 sets forth a complete list of all real property and interests in real property owned in fee by the Company or any Subsidiary (individually, an "Owned Property"). Schedule 3.08 sets forth a complete list of all real property and interests in real property leased by the Company or any Subsidiary (individually, a "Leased Property"). The Company or a Subsidiary has good and insurable fee title to all Owned Property and good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "Company Property"), in each case of Owned Property free and clear of all Liens and in each case of Leased Property free and clear of all Liens on the leasehold interest of the Company or the Subsidiary, except (i) Permitted Liens, (ii) such Liens as are set forth in Schedule 3.08,
(iii) easements, covenants, rights-of-way and other similar restrictions or rights of record and (iv) (A) zoning, building and other similar restrictions,
(B) Liens that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any Leased Property and subordination or similar agreements relating thereto, (C) unrecorded easements, covenants, rights-of-way and other similar restrictions or rights and (D) minor imperfections of title. None of the items set forth in clause (iv) above, individually or in the aggregate, materially impairs or is reasonably likely to materially impair, the continued use and operation of the Company Property to which they relate in the conduct of the business of the Company and the Subsidiaries as presently conducted.

          SECTION 3.09. Intellectual Property. (a) Schedule 3.09 sets forth a true and complete list of all Intellectual Property (as defined below) owned, used, filed by or licensed to the Company or any Subsidiary the use of which is material to the Company and its Subsidiaries. All Intellectual Property owned, used, filed by or licensed to the Company or any Subsidiary is referred to in this Agreement as the "Company Intellectual Property". With respect to all Company Intellectual Property that is registered or subject to an application for registration by the Company or any of the Subsidiaries,
Schedule 3.09 sets forth a list of all jurisdictions in which such Company Intellectual Property is registered or registrations applied for and all registration and application numbers. Except as set forth in
Schedule 3.09, (i) all the Company Intellectual Property owned by the Company or any of the Subsidiaries has been duly registered in, filed in or issued by the appropriate Governmental Authority where such registration, filing or issuance is necessary or appropriate for the conduct of the business of the Company and the Subsidiaries as presently conducted, (ii) the Company or a Subsidiary is the sole and exclusive owner of, and the Company and the Subsidiaries have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all the Company Intellectual Property owned by the Company or its Subsidiaries, (iii) the Company or a Subsidiary has the right to use the Company Intellectual property licensed to it, and
(iv) since January 1, 1995, neither the Company nor any of the Subsidiaries has received any written or oral communication from any person asserting any ownership interest in any Company Intellectual Property.

          (b) Except as set forth on Schedule 3.09, neither the Company nor any of the Subsidiaries has granted any license of any kind relating to any Technology (as defined below) or Company Intellectual Property owned by the Company or any Subsidiary or the marketing or distribution thereof, except nonexclusive licenses to end-users in the ordinary course of business. Neither the Company nor any of the Subsidiaries is bound by or a party to any option, license or similar Contract relating to the Intellectual Property of any other person which is material to the Company and the Subsidiaries for the use of such Intellectual Property in the conduct of the business of the Company or the Subsidiaries, except as set forth in Schedule 3.09 and except for so-called "shrink-wrap" license agreements relating to computer software licensed to the Company or a Subsidiary in the ordinary course of business. The conduct of the business of the Company and the Subsidiaries as presently conducted does not violate, conflict with or infringe the Intellectual Property of any other person, except for such violations, conflicts or infringements that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. Except as set forth in Schedule 3.09, (i) no claims are pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary by any person with respect to the ownership, validity, enforceability, effectiveness or use in the business of the Company or any Subsidiary of any Intellectual Property and
(ii) since January 1, 1995, neither the Company nor any of the Subsidiaries has received any written or oral communication alleging that the Company or any Subsidiary violated any rights relating to Intellectual Property of any person.

          (c) In this Agreement:

          "Intellectual Property" means any patent (including all reissues, divisions, continuations and extensions thereof), patent application, patent right, trademark, trademark registration, trademark application, service mark, trade name, business name, brand name, logo, domain name, copyright, copyright registration, design, design registration, or any right to any of the foregoing.

          "Technology" means all trade secrets, confidential information, inventions, know-how, business methods, formulae, processes, and records of inventions of the Company and the Subsidiaries.

          SECTION 3.10. Contracts. (a) Except as set forth in Schedule 3.10, except for Contracts among the Company and the Subsidiaries and except for the Transaction Agreements, neither the Company nor any Subsidiary is a party to or bound by any:

          (i) employment agreement or employment contract;

          (ii) collective bargaining agreement or other contract with any labor organization, union or association;

          (iii) covenant not to compete or other covenant restricting the development, marketing or distribution by the Company of any Subsidiary of their products and services;

          (iv) Contract with any current or former officer, director or employee of the Company or any Subsidiary or any member of the family of James C. Bradford, Jr. (other than employment agreements covered by clause (i) above or the Transaction Agreements);

          (v) lease, sublease or similar Contract with any person under which the Company or a Subsidiary is a lessor or sublessor of, or makes available for use to any person, (A) any Company Property or (B) any portion of any premises otherwise occupied by the Company or a Subsidiary that specifies annual payments of $100,000 or more;

          (vi) lease, sublease or similar Contract with any person under which
     (A) the Company or a Subsidiary is
     lessee of, or holds or uses, any tangible personal property owned by any person or (B) the Company or a Subsidiary is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company or a Subsidiary, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $250,000;

          (vii) (A) Consulting or other similar Contract or (B) advertising agreement or arrangement that specifies annual payments of $100,000 or more;

          (viii) Contract under which the Company or a Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness of the Company or a Subsidiary, other than evidences of indebtedness of the Company related to the ILP Plan, leases or subleases or similar contracts described in clause (v) above, securities repurchase agreements and securities lending or borrowing arrangements, in each case, in the ordinary course of business of the Company and the Subsidiaries;

          (ix) Contract (including any so-called take-or-pay or keepwell agreements) under which (A) any person, including the Company or a Subsidiary, has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Subsidiary or (B) the Company or a Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person, including the Company or another Subsidiary (in each case other than endorsements for the purpose of collection, guarantees or other obligations with respect to or under securities, options, forwards, futures and/or commodities transactions and arrangements or the settlement or clearance thereof, repurchase and reverse repurchase agreements, securities lending or borrowing arrangements, and hedging arrangements and transactions, in the ordinary course of business);

          (x) Contract under which the Company or a Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or a Subsidiary), other than employee travel and entertainment advances, investments in trading account securities and securities held available for sale, client margin agreements, securities acquired as a result of debts owing to the Company or the Subsidiaries by their customers, securities acquired pursuant to underwriting agreements in which the Company participated as an underwriter or dealer, securities held in connection with market- making activities, securities lending or borrowing arrangements and securities acquired in arbitrage, hedging, forward or future transactions;

          (xi) Contract providing for indemnification of any person with respect to material liabilities relating to any current or former business of the Company, a Subsidiary or any predecessor person, other than pursuant to any provisions of any charter, bylaws, operating agreement or other governing instruments of any entity;

          (xii) power of attorney (other than a power of attorney given in the ordinary course of business with respect to routine tax or other matters);

          (xiii) confidentiality agreement that is in effect (except (A) those entered into in connection with the possible sale of the Company and (B) those that are otherwise included as parts of documents otherwise set forth in a Schedule) or standstill agreement that is in effect;

          (xiv) Contract (including a purchase order), involving payment by the Company or a Subsidiary of more than $1,000,000 or extending for a term more than 180 days from the date of this Agreement;

          (xv) Contract (including a sales order) involving the obligation of the Company or a Subsidiary to provide services for payment of more than $1,000,000 or extending for a term more than 180 days from the date of this Agreement;

          (xvi) Contract for the sale of any asset of the Company or a Subsidiary or the grant of any preferential rights to purchase any such asset or requiring the consent of any party to the transfer thereof;

          (xvii) Contract with or license or Permit by or from any Governmental Authority, other than local business licenses or Permits which are not material to the business of the Company and the Subsidiaries;

          (xviii) currency exchange, interest rate exchange, commodity exchange or similar Contract;

          (xix) Contract with respect to the participation in any joint venture, partnership or similar entity as a joint venturer, general partner or other participant with similar rights and obligations;

          (xx) trust, custody or investment advisory agreement other than in the ordinary course of business; or

          (xxi) Contract other than as set forth above to which the Company or a Subsidiary is a party or by which it or any of its assets or businesses is bound or subject that is material to the business of the Company and the Subsidiaries or the use or operation of their assets;

          (b) Except as set forth in Schedule 3.10, all Contracts and other documents listed in the Schedules (the "Company Contracts") are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms. Except as set forth in
Schedule 3.10, the Company or the applicable Subsidiary has performed all obligations required to be performed by it to date under the Company Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except for such failures to perform and breaches and defaults that, individually and in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect, and, to the knowledge of the Company, no other party to any Company Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default, except for such breaches or defaults that, individually and in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has, except as disclosed in the applicable Schedule, received any notice of the intention of any party to terminate any Company Contract the termination of which is reasonably likely to have a Company Material Adverse Effect. Complete and correct copies of all Company Contracts, together with all modifications and amendments thereto, have been made available to Parent prior to execution of this Agreement.

          SECTION 3.11. Permits. (a) Schedule 3.11 sets forth all certificates, licenses, permits, authorizations and approvals ("Permits") held by the Company or a Subsidiary that are issued or granted by (x) the Securities and Exchange Commission (the "SEC"), the NYSE, the National Association of Securities Dealers (the "NASD") or the National Futures Association (the "NFA"), (y) any state securities or blue sky authority, or (z) any other Governmental Authority, and which, in the case of clause (z), the absence of which is reasonably likely to have a Company Material Adverse Effect. Except as set forth in Schedule 3.11, (i) all such Permits are validly held by the Company or a Subsidiary, and the Company or the applicable Subsidiary has complied in all material respects with all terms and conditions thereof, (ii) since January 1, 1995, neither the Company nor any of the Subsidiaries has received notice of any arbitration, suit, action or proceeding (a "Proceeding") whereby the issuing or granting Governmental Authority has sought the revocation or modification of any such Permit and (iii) to the knowledge of the Company, there are no Proceedings threatened or contemplated by (A) any Governmental Authority (other than the SEC, the NYSE, the NASD, the NFA or any state securities or blue sky authority) seeking to terminate, revoke or limit any such Permit issued or granted by it which is reasonably likely to have a Company Material Adverse Effect, or (B) the SEC, the NYSE, the NASD, the NFA or any state securities or blue sky authority seeking to terminate, revoke or limit any such Permit issued or granted by it.

          (b) The Company and the Subsidiaries possess all Permits necessary to own or hold under lease and operate their respective properties and assets and to conduct the business of the Company and the Subsidiaries as currently conducted.

          (c) All Members, officers, directors and employees of the Company and the Subsidiaries that are required, as a result of their positions with the Company and/or the Subsidiaries, to be registered or licensed with the SEC, the NYSE, the NASD, the NFA, any securities exchange of which the Company or any Subsidiary is a member, any state securities or blue sky authority, any state insurance commissioner or the Tennessee Department of Financial Institutions ("Regulatory Authorities") are currently registered or licensed in the appropriate capacity with each applicable Regulatory Authority and all such registrations and licenses are in full force and effect and no suspension or cancelation of any of them is pending or, to the knowledge of the Company, threatened. The Company has delivered or made available to Parent a true and complete copy of each Current Form of the Company and each Subsidiary as filed with the SEC, all other state and federal registration forms filed with Regulatory Authorities, all reports and all material correspondence filed by the Company or any of its Subsidiaries with any Regulatory Authority under the 1940 Act or the Advisors Act and the rules promulgated thereunder and under similar state and federal statutes since January 1, 1997, and the Company will deliver to Parent such forms and reports as are filed from and after the date hereof and prior to the Closing Date. The information contained in such forms and reports was (or will be, in the case of any forms and reports filed after the date of this Agreement) complete and accurate in all material respects as of the time of filing thereof.

          (d) Schedule 3.11 sets forth a complete list of all securities exchanges, commodities exchanges, boards of trade and similar organizations on which the Company and each of the Subsidiaries holds a membership or has been granted trading privileges.

          (e) The Company has made available to Parent true and correct copies of (i) each Form G-37/G-38 filed with the Municipal Securities Rulemaking Board since January 1, 1997 and (ii) all records required to be kept by the Company and the Subsidiaries under Rule G-8(a)(xvi) of the Municipal Securities Rulemaking Board. Since January 1, 1997, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by the Company or any of the Subsidiaries on any such Form or recorded by the Company or any such Subsidiary pursuant to such Rule.

          SECTION 3.12. Proceedings. (a) Schedule 3.12 sets forth a list as of the date of this Agreement of each pending or, to the knowledge of the Company, threatened Proceeding or claim (including cross-claims or counter-claims) against the Company or any Subsidiary or any of their properties or assets with respect to which the Company or any Subsidiary has been contacted by counsel for the plaintiff or claimant and that (a) relates to or involves more than $250,000, (b) seeks any material injunctive relief or (c) relates to any of the Transactions. Except as set forth in Schedule 3.12, to the knowledge of the Company, there are no claims of the type that would be required to be disclosed in Schedule 3.12 if counsel for the claimant had contacted the Company that if asserted would have at least a reasonable likelihood of a determination that would result in a Company Material Adverse Effect. To the knowledge of the Company, except as set forth in Schedule 3.12, neither the Company nor any Subsidiary is subject to or in default under any Judgment that has a Company Material Adverse Effect. Except as set forth in
Schedule 3.12, there is not any Proceeding or claim by the Company or any Subsidiary pending, or which the Company or any Subsidiary intends to initiate, against any other person, except customer collection or enforcement Proceedings or retail brokerage customer contract disputes in the ordinary course, and defenses, remedies and counter and cross claims in any Proceeding set forth in Schedule 3.12 or another Schedule. Except as set forth in
Schedule 3.12, to the knowledge of the Company, there is no pending or threatened investigation of the Company or any Subsidiary by any Governmental Authority. Except as set forth in Schedule 3.12, as of the date of this Agreement, there are not any pending, or, to the knowledge of the Company threatened, charges against the Company or any Subsidiary or any of their current or former employees before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

          (b) Except as set forth on Schedule 3.12, no Proceeding before any court, arbitrator, mediator or Governmental Authority is pending against the Company or any Subsidiary nor, to the knowledge of the Company, is any such Proceeding threatened. Neither the Company nor any Subsidiary is a party to or subject to any Judgment, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority charged with the supervision or regulation of broker-dealers, securities exchanges, commodities exchanges, trust companies, investment companies, investment advisors or insurance agents or brokers or the supervision or regulation of the Company, any Subsidiary or any Member, director, officer or employee. Neither the Company nor any Subsidiary has been notified by any such Regulatory Authority to the effect that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Judgment, memorandum of understanding, commitment letter or similar submission.

          SECTION 3.13. Benefit Plans. (a) Schedule 3.13 contains a list and brief description of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or any Subsidiary or any other person or entity that, together with the Company, is or was treated as a single employer under Section 414(b),

(c), (m) or (o) of the Code (each, together with the Company, a "Commonly Controlled Entity") for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or any Subsidiary (all the foregoing being herein called "Benefit Plans"). The Company has delivered to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the two most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required by applicable law), (iii) the most recent summary plan description (or similar document) for each Benefit Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (iv) each trust agreement and insurance or annuity contract or other funding or financing arrangement relating to any Benefit Plan. To the knowledge of the Company, each such Form 5500 and each such summary plan description (or similar document) was as of its date and is true, complete and correct in all material respects.

          (b) Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company, the Subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other Applicable Laws and the terms of all applicable collective bargaining agreements. All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Authority or distributed to any Benefit Plan participant have been duly and timely (taking into account any extensions of time granted or available to the Company or its Subsidiaries) filed or distributed and, to the knowledge of the Company, all reports, returns and similar documents actually filed or distributed were true, complete and correct in all material respects. There are no investigations by any Governmental Authority, termination proceedings or other claims (except routine claims for benefits payable under the Benefit Plans) or Proceedings against or involving any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that could give rise to any material liability.

          (c) All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable,
Section 302 of ERISA, have been timely made (taking into account any extensions of time granted or available to the Company or the Subsidiaries). All such contributions to, and payments from, the Benefit Plans, except those payments to be made from a trust qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made, will be properly accrued and reflected in the Closing Balance Sheet.

          (d) Each Benefit Plan that is a Pension Plan (a "Company Pension Plan") that is intended to be a tax- qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Company Pension Plan and related trust is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened; no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Company Pension Plan; and such Company Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that is likely to adversely affect its qualification, materially increase its cost or require security under Section 307 of ERISA. The Company has delivered to Parent a copy of the most recent determination letter received with respect to each Company Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. The Company has also provided to Parent a list of all Company Pension Plan amendments as to which a favorable determination letter has not yet been received.

          (e) Except as set forth on Schedule 3.13, (i) no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan; (ii) no prohibited transaction has occurred that could subject the Company, any Subsidiary, any of their employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan to the tax or sanctions on prohibited transactions imposed by Section 4975 of the Code or Title I of ERISA; and (iii) none of the Company, any Subsidiary or, to the knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted or omitted any action in a manner that is reasonably likely to subject the Company, any Subsidiary or, to the knowledge of the Company, any trustee, administrator or other fiduciary to any material liability for breach of fiduciary duty under ERISA or any other applicable Law.

          (f) No Company Pension Plan is a "defined benefit plan" (as defined in Section 3(35) of ERISA) or a money purchase plan subject to Section 412 of the Code, whether or not tax-qualified or subject to Title IV of ERISA, and neither the Company nor any Subsidiary has any actual or contingent liability with respect to any defined benefit plan which it previously maintained or to which it previously contributed to (or was obligated to maintain or contribute to).

          (g) No Commonly Controlled Entity has incurred any liability to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due), which liability has not been fully paid as of the date hereof.

          (h) No Commonly Controlled Entity has (i) engaged in a transaction described in Section 4069 of ERISA that could subject the Company to liability at any time after the date hereof or (ii) acted in a manner that could, or failed to act so as to, result in material fines, penalties, taxes or related charges under (x) Section 502(c), (i) or (1) of ERISA, (y) Section 4071 of ERISA or (z) Chapter 43 of the Code.

          (i) Neither the Company nor any Subsidiary nor any Commonly Controlled Entity is required to contribute to, or has actual or contingent liability under, any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (j) Schedule 3.13 discloses whether each Welfare Plan is (i) unfunded, (ii) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured. Each such Welfare Plan may be amended or terminated without material liability to the Company at any time after the Closing Date. The Company and the Subsidiaries comply in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

          (k) Except as set forth in Schedule 3.13, no employee of the Company or any Subsidiary will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan (including without limitation, any change in control related benefits) as a result of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, no loans to employees which are currently outstanding will be entitled to be forgiven, nor will any right of forbearance arise, as a result of this Agreement or the Transactions.

          (l) During the period beginning on the end of the plan year covered by the most recent actuarial report and ending on the date of this Agreement, there has been no change (i) in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or (ii) in the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined.

          (m) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer, director or independent contractor of Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Schedule
3.13 sets forth (i) the maximum amount that could be paid to each executive officer of the Company as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Benefit Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each such executive officer calculated as of the date of this Agreement.

          SECTION 3.14. Absence of Certain Changes or Events. Except as set forth in Schedule 3.14, since the date of the Balance Sheet, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course (except to the extent that the Company has been engaged in seeking a potential acquiror of the Company), and during such period there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; or

          (ii) any action that, if taken after the execution of this Agreement, would constitute a breach of Section 5.01.

          SECTION 3.15. Taxes. (a) Each of the Company and each Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. Except as provided in Section 6.12(b) with respect to escheatment and unclaimed property, all Taxes shown on the Tax Returns and all other material Taxes for which the Company or any Subsidiary is liable have been paid or will be timely paid, to the extent due and payable, prior to the Closing Date.

          (b) The Balance Sheet reflects an adequate reserve for all Taxes payable for which the Company or any Subsidiary reasonably expects to be liable for all Taxable periods and portions thereof through the date of the Balance Sheet. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Subsidiary for any period currently open under applicable statutes of limitations, except as reflected in the Financial Statements or Schedule 3.15 hereto. Any deficiency with respect to any Taxes that has been proposed, asserted or assessed against the Company or any Subsidiary for any period for which the applicable statutes of limitation have not closed has been timely paid or is being contested in good faith, in which case, the Balance Sheet reflects an adequate reserve for such Tax deficiency. There is no agreement or other document extending or having the effect of extending the period of assessment or collection of any Taxes and no requests for waivers of the time to assess any Taxes are pending except as reflected in the Financial Statements or Schedule 3.15 hereto.

          (c) All Taxes required to be withheld prior to the Closing Date by the Company or any Subsidiary, including Taxes arising as a result of payments to foreign Members or foreign persons or to employees of the Company or any Subsidiary, have been collected and withheld and have been timely paid to the respective taxing authority, set aside in accounts for such purpose or accrued, reserved against and entered upon the books and records of the Company or the relevant Subsidiary. The Company and its Subsidiaries are in compliance in all material respects with the backup withholding requirements under the Code.

          (d) To the knowledge of the Company, there are no actions, suits, proceedings, audits, investigations or examinations pending or proposed with respect to any Taxes that relate to the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries would or could be liable or which could result in a Lien on the assets of the Company or any Subsidiary.

          (e) The Company qualifies (and has since the date it began operations) to be treated as a partnership for Federal income Tax purposes and none of the Company or any taxing authority or, to the knowledge of the Company, any Member has taken a position inconsistent with such treatment.

          (f) To the knowledge of the Company, none of the Members is a "foreign person" within the meaning of Section 1445 of the Code.

          (g) Schedule 3.15 sets forth a list of states and other jurisdictions in which the Company or any Subsidiary is required to file Tax Returns. No claim has been made to the Company that remains outstanding at the date of this Agreement by a taxing authority in a jurisdiction where the Company or any Subsidiary, as the case may be, does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to taxation by such state or other jurisdiction.

          (h) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary is bound (except for agreements among the Company and/or the Subsidiaries, copies of each of which have been delivered to Parent) by any agreement with respect to Taxes.

          (i) For purposes of this Agreement:

          "Taxes" includes (i) all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, state, foreign, Federal or other Governmental Authority, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts, and
(ii) any liability for the payment of any amounts of the type described in clause (i) as a result of any express or implied obligation to indemnify any other person.

          "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

          SECTION 3.16. Compliance with Applicable Laws. (a) Except as set forth in Schedule 3.16, the Company and the Subsidiaries are in compliance in all material respects with all applicable Laws. Except as set forth in

Schedule 3.16, since January 1, 1995 through the date of this Agreement, neither the Company nor any Subsidiary has received any communication or notice from any Governmental Authority having jurisdiction over the Company or such Subsidiary that alleges that the Company or such Subsidiary is not in compliance with any applicable Law where such noncompliance is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. This Section 3.16(a) does not relate to matters with respect to Taxes, which are the subject of Section 3.15, or to Environmental Matters, which are the subject of Section 3.17.

          (b) The occupancies and uses of the Company Properties, as well as the development, construction, management, maintenance, servicing and operation of the Owned Properties, comply in all material respects with all applicable Laws and are not in violation of any thereof, and all certificates of occupancy and all other Permits required by applicable Law for the proper use and operation of the Owned Properties are in full force and effect, except for such matters as are not reasonably likely to have a Company Material Adverse Effect.

          SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17, (a) the Company and each of the Subsidiaries is in compliance in all material respects with all applicable Environmental Laws; (b) the Company and each of the Subsidiaries possesses and complies in all material respects with all Permits and Consents required under applicable Environmental Laws (as defined below) for the Company and each of the Subsidiaries to conduct their respective businesses; (c) there are no pending, or to the knowledge of the Company, threatened, claims, proceedings or investigations against the Company or any of the Subsidiaries alleging a violation of any Environmental Law which if concluded or determined adversely to the Company or any Subsidiary would have a Company Material Adverse Effect; (d) neither the Company nor any of the Subsidiaries has received any written notice alleging that the Company or any of the Subsidiaries has violated or is liable under any Environmental Law; (e) to the knowledge of the Company, there have been no releases of Hazardous Substances in, on, under or at any Company Properties; (f) to the knowledge of the Company, there are no underground storage tanks at any Company Properties;
(g) to the knowledge of the Company, the Company and each of the Subsidiaries has made available for review all material environmental reports, studies and related correspondence relating to Company Properties and in the Company's possession or control or completed by or on behalf of the Company; and (h) neither the Company nor any of the Subsidiaries has retained or assumed, whether by contract or operation of law, any liabilities or obligations that are reasonably likely to result in any liability under any Environmental Law that would have a Company Material Adverse Effect. For purposes of this Agreement, the following terms are defined as set forth below:

          "Environmental Laws" means all federal, state or local laws, rules, regulations, codes and ordinances, all orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection of the environment, preservation or reclamation of natural resources or the presence, management or release of Hazardous Materials.

          "Hazardous Material" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (or words of similar import under any Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products or oil (and specifically shall include asbestos requiring abatement removal or encapsulation pursuant to the requirements of any Governmental Authority and any polychlorinated biphenyls).

          SECTION 3.18. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than U.S. Bancorp Piper Jaffray, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company or any Subsidiary. The Company has furnished to Parent prior to the execution of this Agreement a true and complete copy of all agreements between the Company and U.S. Bancorp Piper Jaffray relating to the Merger and the other Transactions.

          SECTION 3.19. Insurance. The Company and the Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in the Company's judgment, reasonable for the business and assets of the Company and the Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid or will be paid timely (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation.

          SECTION 3.20. Opinion of Financial Advisor. The Company has received the opinion of U.S. Bancorp Piper Jaffray, dated April 27, 2000 to the effect that the payment of the sum of the Allocable Merger Consideration and the Redemption Amount in the Merger is fair from a financial point of view to the Members, a signed copy of which opinion has been delivered to Parent.

          SECTION 3.21. Derivatives; Etc. The Company and the Subsidiaries may from time to time enter into exchange- traded options, futures and forward contracts and other similar arrangements or Contracts (collectively, the "Derivatives Contracts"), whether entered into for the Company's own account, or for the account of one or more of its customers or of any Subsidiary or its customers. Except as set forth in Schedule 3.21, to the knowledge of the Company, all the Derivatives Contracts were entered into in material compliance with all applicable Laws and with counterparties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or the Subsidiary, as the case may be, enforceable against the Company or the Subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any Subsidiary is in material breach of any of its obligations under any such agreement or arrangement, and to the knowledge of the Company, no counterparty to any such agreement or arrangement is in material breach of any of its obligations thereunder.

          SECTION 3.22. Ineligible Persons. Except as set forth in Schedule 3.22, neither the Company or any Subsidiary, nor any "associated person" (as defined in the Advisors Act) of the Company or any Subsidiary, is ineligible pursuant to Section 203 of the Advisors Act to serve as a registered investment advisor or as an associated person of a registered investment advisor, and, to the knowledge of the Company, no such ineligibility has been alleged by any person.

          SECTION 3.23. Investment Company Activities. Schedule 3.23 sets forth each Investment Company (as defined below) that is sponsored, organized, advised or managed by the Company or any Subsidiary. "Investment Company" has the meaning provided in Section 3(a)(1) of the 1940 Act. Each Investment Company (or the trust of which it is a series) is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized. Each Investment Company that represents itself in its offering materials as qualifying as a "regulated investment company" under the Code is so qualified. Each Investment Company (or the trust or corporation of which it is a series) that is registered or required to be registered under the 1940 Act is governed by a board of trustees or directors (the "Fund Board") consisting of at least 50% of trustees or directors who are not "interested persons" (as defined in the 1940
Act) of the Investment Company, the Company or any Subsidiary. The Company has provided Parent true and complete copies of all constituent documents and related advisory, sub-advisory and similar agreements, between the Company or any Subsidiary and each Investment Company. Each Investment Company is in compliance with all applicable Laws, the Code and the regulations of any Regulatory Authority having jurisdiction over such Investment Company, except for such noncompliance that has not had and is not reasonably likely to have a Company Material Effect.

          SECTION 3.24. Corporate Name. Except as set forth in Schedule 3.24, the Company and the Subsidiaries (i) have the exclusive right to use their respective names as the name of a legally recognized entity in any juris diction in which the Company or such Subsidiary does busi ness and (ii) have not received, since January 1, 1995, any notice of conflict with respect to the rights of others regarding the corporate names of the Company and the Subsidiaries. Except as set forth in Schedule 3.24, no person is presently authorized by the Company or any Subsidiary to use the name of the Company or any Subsidiary. The Company has previously delivered or made available to Parent copies of any documents in its possession or the possession of any Subsidiary granting any authorizations of the type referred to in the previous sentence.

          SECTION 3.25. Disclosure. No representation or warranty of the Company or any Subsidiary contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of the Company or any Subsidiary to Parent or any of its representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

          SECTION 3.26. Reports. The Company and the Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed since January 1, 1995 with any applicable Regulatory Authority, and all other reports and statements required to be filed by them since January 1, 1995, including, without limitation, any report or statement required to be filed pursuant to the Laws of the United States or any state, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, has not had and is not reasonably likely to result in a Company Material Adverse Effect. Except as set forth in Schedule 3.26, as of the date of this Agreement, there is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of the Company or any Subsidiary.


                                  ARTICLE IV

               Representations and Warranties of Parent and Sub

          Parent and Sub represent and warrant to the Company as follows:

          SECTION 4.01. Organization, Standing and Power. Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on Parent, a material adverse effect on the ability of Parent or Sub to perform its obligations timely under the Transaction Agreements or a material adverse effect on the ability of Parent or Sub to consummate the Merger and the other Transactions (each, a "Parent Material Adverse Effect").

          SECTION 4.02. Sub. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

          SECTION 4.03. Authority; Execution and Delivery; Enforceability. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to consummate the Merger and the other Transactions. The execution and delivery by each of Parent and Sub of the Transaction Agreements to which it is a party and the consummation by Parent and Sub of the Merger and the other Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. Each of Parent and Sub has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each other Transaction Agreement to which it is a party, and this Agreement constitutes, and each Transaction Agreement to which it is a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 4.04. No Conflicts; Consents. (a) The execution and delivery by each of Parent and Sub of this Agreement do not, the execution and delivery of each other Transaction Agreement to which Parent or Sub is a party will not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, any provision of (i) the certificate of incorporation or by-laws of Parent or Sub, (ii) any Contract to which Parent is a party or by which any its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b) and set forth on Schedule 4.04, any Judgment or Law applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Parent Material Adverse Effect. Parent has no reason to believe that it cannot obtain from the appropriate Governmental Authorities the Consents necessary to effect the Merger on or before the Outside Date (as defined in Section 8.01(b)).

          (b) No material Consent of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by Parent or Sub in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Tennessee Banking Act, (ii) the filing of the Certificates of Merger as contemplated by Section 1.03, and in such other jurisdictions where the Company may be qualified or registered to do business, (iii) such filings as may be required in connection with the Taxes described in Section 6.06,
(iv) such items as are, or should have been, set forth in Schedule 3.05, (v) such items as are set forth on Schedule 4.04 and (vi) such other items that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

          SECTION 4.05. Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Sub.


                                   ARTICLE V

                   Covenants Relating to Conduct of Business

          SECTION 5.01. Conduct of Business by the Company and the Subsidiaries. (a) Except for matters set forth in Schedule 5.01 and matters otherwise expressly permitted by the terms of this Agreement or the other Transaction Agreements or expressly contemplated herein or in the other Transaction Agreements, from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Subsidiaries to, conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted (including with respect to customer policies, broker compensation, research efforts, advertising and promotions) and use all reasonable efforts to keep intact their respective businesses, keep available the services of their current employees and preserve their relationships with customers, suppliers, licensors and licensees and others with whom they deal. The Company shall not, and shall not permit any Subsidiary to, take any action that would, or that is reasonably likely to, result in any of the conditions to the consummation of the Merger set forth in Article VII not being satisfied. In addition (and without limiting the generality of the foregoing), except as set forth in Schedule 5.01 or otherwise expressly permitted or required by the terms of this Agreement or required by any Governmental Authority, the Company shall not, and shall not permit any Subsidiary to, do any of the following without the prior written consent of Parent:

          (i) amend its articles of organization, operating agreement, certificate or articles of incorporation, by-laws or other governing instruments, as the case may be, including the Operating Agreement;

          (ii) in the case of the Company, (A) make or permit any change to the identity of those Members constituting Voting Members or the number of votes or voting power of such Members, or (B) admit additional Members or make or permit any change to the Special Members, Equity Members, Retired Members or Senior Members, except (i) as contemplated in Schedule 5.01, (ii) for the withdrawal of any Member other than any Voting Member from the Company and (iii) as a result of death or disability;

          (iii) in the case of the Company, make any distribution to any Members except on a basis and in an amount consistent with past practice (provided that no distributions, except as provided in Section 2.03, shall be made subsequent to the date of the Closing Balance Sheet) or, in the case of any Subsidiary, except as contemplated in Section 6.13, declare or pay any dividend or make any other distribution to its stockholders or equity interest holders, as the case may be; provided, further, that, in the case of any wholly owned direct or indirect Subsidiary of the Company, such Subsidiary may pay dividends or make other distributions to its parent;

          (iv) in the case of any Subsidiary, redeem or otherwise acquire any shares of its capital stock or any equity interests or issue any capital stock or equity interests or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock or equity interests, except as contemplated in Section 6.13;

          (v) (A) adopt or amend any Company Benefit Plan (or any plan that would be a Company Benefit Plan if adopted) or (B) enter into new employment or severance agreements, except as contemplated by Section 6.09;

          (vi) grant to any officer or employee any increase in compensation or benefits (it being understood that any increase in compensation or benefits resulting from the provisions of any agreement as in effect as of the date of this Agreement or the termination of the 401(k) Plan shall not be considered a "grant" for purposes of this clause (vi)), except in the case of non-executive officers in the ordinary course of business and consistent with past practice or as may be required under agreements in effect as of the date hereof and provided further, the Company and the Subsidiaries shall make such contributions to the 401(k) Plan as are required by Law or the terms of the 401(k) Plan prior to the termination of the 401(k) Plan or that the Company deems appropriate for the partial year beginning January 1, 2000 through the Closing Date (it being understood that any such contribution shall be reflected as a liability within aggregate Liabilities on the Closing Balance Sheet except to the extent paid prior to the close of business on the Statement Date);

          (vii) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business and consistent with past practice; provided, however, that in no event shall the Company or any Subsidiary incur or assume any long-term indebtedness for borrowed money;

          (viii) permit, allow or suffer any of its assets to become subjected to any Lien of any nature whatsoever that would have been required to be set forth in Schedule 3.07 or 3.08 if existing on the date of this Agreement;

          (ix) cancel any material indebtedness owed to the Company or the Subsidiaries (individually or in the aggregate) or waive any claims or rights of substantial value or settle or compromise any material pending or threatened Proceeding or claim;

          (x) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, any of its affiliates, except for (A) transactions among the Company and the wholly owned Subsidiaries, (B) dividends and distributions permitted under clauses (ii) through (iv) above and (C) intercompany transactions in the ordinary course of business;

          (xi) make any material change in any method of accounting or accounting practice or policy other than to conform these to GAAP, Tax Laws or regulatory accounting requirements of Regulatory Authorities, as now or hereinafter in effect;

          (xii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire, other than in the ordinary course of business, any assets that are material;

          (xiii) make or incur any capital expenditure that, individually, is in excess of $100,000 or make or incur any such expenditures which, in the aggregate, are in excess of $500,000;

          (xiv) sell, lease, license or otherwise dispose of any of its material assets, except assets sold in the ordinary course of business and consistent with past practice or any Transaction Agreement;

          (xv) enter into any lease of real property, except any renewals of existing leases in the ordinary course of business and consistent with past practice, subject to prior consultation with Parent;

          (xvi) modify, amend, terminate or permit the lapse of any lease of real property (except modifications or amendments associated with renewals of existing leases in the ordinary course of business and consistent with past practice, or the lapse or termination of leases with respect to real property no longer occupied by the Company or the Subsidiaries, subject to prior consultation with Parent;

          (xvii) make or change any material Tax election or settle or compromise any material Tax liability or refund;

          (xviii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Subsidiary is a party;

          (xix) enter into any Contract or other arrangement that provides for payment of any material penalties by the Company or any Subsidiary upon termination thereof;

          (xx) make any investment in any person, including to acquire a membership interest, partnership interest, limited liability company membership interest, joint venture interest or other equity interest other than investments in trading account securities, securities held available for sale, client margin agreements, securities acquired pursuant to underwriting agreements in which the Company participated as an underwriter or dealer, securities acquired as a result of debts owing to the Company or the Subsidiaries by their customers, securities lending or borrowing arrangements, and securities acquired in arbitrage, hedging, forward or futures transactions, in each case, in the ordinary course of business and consistent with past practice, and as contemplated in
     Section 6.13;

          (xxi) (A) enter into any new line of business or (B) materially restructure or materially change its investment securities portfolio (except as a result of maturities, redemptions, calls or similar events affecting the securities held, provided that any such restructuring change does not result in a material change to the credit or risk concentrations of the Company and the Subsidiaries), its hedging strategy or its gap position (except as a result of maturities, redemptions, calls or other similar events affecting the securities held, provided that any such restructuring or change does not result in a material change to the credit or risk concentrations of the Company and the Subsidiaries as of the date of such restructuring or change), through purchases, sales or otherwise; or

          (xxii) authorize any of, or commit or agree to take any of, the foregoing restricted actions.

          (b) The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that is reasonably likely to, result in (i) any of the representations and warranties of such Party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VII not being satisfied.

          (c) The Company shall promptly advise Parent orally and in writing of any change or event that has or could reasonably be expected to have a Company Material Adverse Effect.

          SECTION 5.02. No Solicitation. Neither the Company nor any Subsidiary, Member, officer or director of, or any investment banker, attorney, accountant or other representative retained by the Company or any Subsidiary shall (i) solicit, initiate, encourage or knowingly facilitate any other bid (as defined below), (ii) enter into any agreement with respect to any other bid or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any other bid. The Company promptly shall advise Parent orally and in writing of any other bid or any inquiry with respect to or which could lead to any other bid and the identity of the person making any such other bid or inquiry. As used in this
Section 5.02, "other bid" shall mean any proposal for a merger, consolidation, sale of substantial assets or capital stock or equity interests (including membership interests in the Company) or similar transaction involving the Company or any Subsidiary, other than the Transactions.

          SECTION 5.03. Section 15 of the 1940 Act. (a) The Company and the Subsidiaries shall use commercially reasonable efforts to obtain approval of each Investment Company's Board of Directors, pursuant to and in conformity with, Section 15(a)(4) of the 1940 Act and SEC Rule 15a-4 under the 1940 Act, of an interim investment company advisory agreement for such Investment Company with the Company or a Subsidiary serving as advisor or subadvisor, having the same advisory fees in effect as of the date hereof and becoming effective prior to the Closing Date, and which agreement will be in a form satisfying the requirements of Rule 15a-4(b)(2)(iv)-(vi).

          (b) In addition to taking the actions specified in Section 5.03(a), the Company and the Subsidiaries will cooperate with Parent and use commercially reasonable efforts to obtain, at the sole expense of Parent, and to cause each Investment Company to obtain, as promptly as practicable, the approval of such Investment Company's Board of Directors and its shareholders, pursuant to and in conformity with the provisions of Section 15 of the 1940 Act and SEC rules thereunder applicable thereto, of a new investment company advisory agreement for such Investment Company with the Company or a Subsidiary serving as advisor or subadvisor, such agreement having the same advisory fees in effect as of the date hereof, and which agreement will be in substantially the form attached hereto as Exhibit A.

          (c) The Company and the Subsidiaries shall cooperate with Parent and
(i) use commercially reasonable efforts to cause to be obtained all consents and approvals necessary to be obtained by the Company, any Subsidiary or each Investment Company in order for the Parties to consummate the Transactions,
(ii) use commercially reasonable efforts to cause each Investment Company and its shareholders to give or obtain any such consents or approvals relating to such Investment Company and to use commercially reasonable efforts to cause each Investment Company to prepare, file with and obtain clearance from the SEC and all other Regulatory Authorities having jurisdiction, as promptly as practicable after the date hereof, all proxy solicitation material required to be filed with the SEC and all other Regulatory Authorities and distributed to the shareholders of such Investment Company with respect to the actions to be approved by the shareholders of such Investment Company in connection with this Agreement, (iii) use commercially reasonable efforts to cause such Investment Company to mail such proxy solicitation materials to such shareholders promptly after clearance thereof by the SEC and to convene a meeting of the shareholders of such Investment Company as soon as reasonably practicable after the mailing of the proposal as described in subsection (ii) hereof, all such consents and proxy solicitation materials to be in form reasonably satisfactory to Parent, which shall reimburse, as incurred, all expenses of the Company and the Subsidiaries in connection with such matters and (iv) use commercially reasonable efforts to obtain from each Investment Company's Board of Directors and its shareholders, all consents and approvals necessary to transfer such Investment Company's distribution agreement or other such agreement relating to the distribution of such Investment Company's shares to Parent.

          SECTION 5.04. Management Contract Consents. As soon as reasonably practicable after the date hereof, the Company shall, and shall cause any Subsidiary that is a registered investment advisor (each, an "Advisor") to, inform its investment advisory clients of the Transactions and request each such client's written consent to the deemed assignment of its management contract resulting from the change in ownership of the Company and the relevant Advisor resulting from the Transactions and use commercially reasonable efforts to obtain such consent on or before the Closing Date. While the Company shall request affirmative written consents from each Advisor's clients to such deemed assignment, a negative consent will constitute valid consent if (i) a negative consent is not expressly prohibited by the management contract (for purposes of this Agreement, it is assumed that, unless an agreement expressly requires written consent to an "assignment" as defined under the Advisors Act, then such "negative consent" or "silence" is permissible hereunder and thereunder), (ii) a notice describing the change in control and the negative consent substantially in a form reasonably acceptable to Parent and the Company is sent to each client and (iii) 45 days elapse from the date that notice is received at the client's office during which period the client continues to have its account managed by the applicable Advisor.

          SECTION 5.05. Transition. In order to facilitate an orderly transition of the management of the business of the Company and the Subsidiaries to Parent and in order to facilitate the integration of the operations of the Company, the Subsidiaries, Parent and Sub and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible the Effective Time and the realization of synergies, operating efficiencies and other benefits expected to be realized by Parent, the Company and the Subsidiaries as a result of the Merger, Company shall, and shall cause the Subsidiaries to, consult periodically with Parent on all strategic and material operational matters to the extent such consultation is not in violation of applicable Laws, including Laws regarding the exchange of information and other Laws regarding competition. The Company shall, and shall cause the Subsidiaries to, make available to Parent at the facilities of the Company and the Subsidiaries office space in order to assist it in observing all operations and reviewing all matters (including reviewing the monthly financial closing process) concerning the affairs of the Company and the Subsidiaries. Without in any way limiting the provisions of Section 6.01, Parent, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to the Company, be entitled to review the operations and visit the facilities of the Company and the Subsidiaries, during normal business hours and without undue disruption to the businesses of the Company and the Subsidiaries, as may be reasonably requested by Parent. Notwithstanding the foregoing, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Subsidiary prior to the Effective Time. Fees, expenses and charges incurred by the Company pursuant to this Section and with the prior written consent of Parent, together with all expenses, fees and charges incurred pursuant to Section 5.03 and items shown in Schedule 5.05, are referred to herein as "Transition Expenses".

                                  ARTICLE VI

                             Additional Agreements

          SECTION 6.01. Access to Information; Confidentiality. The Company shall, and shall cause each of the Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours and without undue disruption of the Company's and the Subsidiaries' businesses during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Subsidiaries to, furnish promptly to Parent all other information concerning their respective businesses, properties and personnel as Parent may reasonably request, including, but not limited to, monthly internal, management interim financial reports (plus a reserve analysis). All information provided to or obtained by Parent pursuant to this Agreement, including this Section 6.01 or Section 5.05, shall be subject to the confidentiality agreement dated December 21, 1999 between the Company and Parent (the "Confidentiality Agreement"), which is hereby affirmed and shall remain in full force and effect through the Effective Time.

          SECTION 6.02. Commercially Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, the Parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary Consents from Governmental Authorities that are conditions to any of the Parties' obligations to effect the Merger and the making of all necessary registrations, all necessary amendments to existing registrations and all declarations and filings (including those with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain a Consent from, or to avoid a Proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions. Nothing in this Agreement shall be deemed to require any Party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

          (b) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

          SECTION 6.03. Benefit Plans. (a) Parent currently intends to provide, or to cause the Surviving Entity to provide, benefits to employees of the Company and the Subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to such employees than those provided to similarly situated employees of Parent (excluding, for this purpose, benefits provided under Parent's frozen defined benefit plan).

          (b) With respect to any "employee benefit plan", as defined in
Section 3(3) of ERISA, maintained by Parent or any of its subsidiaries (including any severance plan) and with respect to any vacation or other benefits, for all purposes, including determining eligibility to participate and vesting, service with the Company or any Subsidiary shall be treated as service with Parent or any of its subsidiaries; provided, however, that such service need not be recognized for benefit accrual purposes (other than with respect to contribution levels under Parent's tax-qualified defined contribution profit sharing plan) or to the extent that such recognition would result in any duplication of benefits.

          (c) Parent shall waive, or cause to be waived, any pre-existing condition limitation under any welfare benefit plan maintained by Parent or any of its affiliates (other than the Company) in which employees of the Company and the Subsidiaries (and their eligible dependents) may be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company welfare benefit plan immediately prior to the Effective Time. Parent shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Company employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co- payment limitations under the relevant welfare benefit plans in which they may become eligible to participate from and after the Effective Time.

          (d) Parent shall pay severance in accordance with the terms of
Schedule 6.03.

          (e) Upon and following the Effective Time, Parent shall, and shall cause its subsidiaries (including the Surviving Entity) to, honor in accordance with their terms the employment agreements, deferred compensation agreements and retirement and supplemental income agreements and plans of the Company and the Subsidiaries only to the extent set forth in Schedule 3.13 (copies of which agreements and plans have been delivered to Parent prior to the execution of this Agreement).

          (f) (i) The Company has determined to, and shall, before the Effective Time, terminate the J.C. Bradford & Co. Retirement Accumulation Plan (the "401(k) Plan"). The Company shall then submit the 401(k) Plan to the IRS for a determination that the termination does not adversely affect the qualification of the 401(k) Plan and any related trust under Sections 401(a) and 501(a) of the Code. Upon receipt of a favorable determination letter, the Company shall make or cause to be made eligible rollover distributions within the meaning of Section 402(c) of the Code (the "Distributions") from the 401(k) Plan to the participants in the 401(k) Plan. Each distribution shall be made in cash or in kind, at the election of the recipient. Subject to applicable law, Parent shall allow each Distribution recipient who is or will be, after the satisfaction of any applicable age and service requirement, eligible to participate in a qualified defined contribution plan maintained or established by Parent (a "Parent Plan"), to roll such Distribution directly or indirectly into the Parent Plan; provided, however, that the Parent Plan shall only accept a rollover of the Distribution to the extent that it is in cash (including any qualifying performing loan previously made from the 401(k) Plan to any participant in the 401(k) Plan which is outstanding at the time of the rollover). Upon such rollover, the portion of the Distribution rolled over (including any outstanding loan from the 401(k) Plan included in such rollover) shall be subject to the terms of the Parent Plan in effect from time to time and to applicable Law. Upon and following the Effective Time, the Parent Plan shall continue to accept payments on any outstanding participant loan held by employees of the Company and the Subsidiaries that is rolled over into the Parent Plan.

          (ii) Immediately following the execution of this Agreement, Parent and the Company shall jointly review the administration of, and investments under, the 401(k) Plan to determine whether, upon the Effective Time, any potential prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code) could result. In such event, the Company shall take all action necessary prior to the Effective Time to ensure that any such prohibited transaction shall not occur.

          SECTION 6.04. Fees and Expenses. All fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

          SECTION 6.05. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, other public statement or employee release with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement or employee release prior to such consultation, except as may be required by Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Except to the extent required by Law, this Agreement shall not be publicly filed under the 1934 Act or the 1933 Act. To the extent any of the Schedules to this Agreement are required to be filed under the 1934 Act or the 1933 Act, Parent will request confidentiality under the SEC's rules , as permitted thereunder, if Parent reasonably believes such request to be appropriate under such rules.

          SECTION 6.06. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by the Surviving Entity and the Company shall cooperate with Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company or any Subsidiary and any information with respect to such property that is reasonably necessary to complete such Tax Returns.

          SECTION 6.07. RESERVED.

          SECTION 6.08. Investment Company Board of Directors. The Parties shall use commercially reasonable efforts to assure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each Investment Company.

          SECTION 6.09. Retention Program. Parent will implement a program for the retention of selected employees of the Company and the Subsidiaries which will consist of employee forgivable loans in the form attached as Exhibit B to be offered to brokers and branch managers and non-compete and non-solicitation agreements in the form attached as Exhibit C to be offered to certain persons specified in Schedule 6.09 (the "Retention Program"). The Retention Program will be implemented with the assistance of certain executives of the Company. The cost of the Retention Program to Parent is currently estimated to be not less than $119,000,000 in the event that all offers to be made pursuant to the Retention Program are accepted and all vesting criteria are met.

          SECTION 6.10. Indemnification. (a) Parent shall indemnify, defend and hold harmless each person who was a Member immediately prior to the Effective Time against any obligation to contribute to the Surviving Entity that such Member may incur pursuant to Section 48-244-104(c)(6) of the TLLCA.

          (b) Parent agrees that all rights to indemnification now existing in favor of members of the Company's Executive Committee and the directors and officers of each of the Subsidiaries (such members, directors and officers, the "Indemnified Parties") as provided in their respective Articles of Organization, Operating Agreement, certificates or articles of incorporation or by-laws, as the case may be, for acts and omissions (including any relating to the Transactions) occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time, provided, however, that none of the persons entitled to such indemnification shall be indemnified thereunder in respect of any Proceeding brought by any of the other Indemnified Parties. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any

Proceeding which may be subject to the indemnity provided pursuant to this
Section 6.10, then, from and after the Effective Time, Parent shall periodically advance to such Indemnified Party, as incurred, his or her reasonable legal and other expenses in defending such Proceeding (including the reasonable cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

          (c) Any Indemnified Party wishing to claim indemnification pursuant to this Section 6.10 with respect to any Proceeding to which such Indemnified Party is, or is threatened to be made, a party, upon learning of any such Proceeding, shall promptly notify the indemnifying party thereof, provided, that the failure to so notify shall not affect the obligations of the indemnifying party pursuant to this Section 6.10, unless and to the extent such failure materially increases the indemnifying party's liability pursuant to this Section 6.10. In the event of any such Proceeding, (i) the indemnifying party shall have the right to assume the defense thereof and the indemnifying party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the indemnifying party elects not to assume such defense or counsel for the Indemnified Party advises that there are substantive issues which raise conflicts of interest between the indemnifying party and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and the indemnifying party shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, that the indemnifying party shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Party will cooperate in the defense of any such Proceeding, and (iii) the indemnifying party shall not be liable for any settlement effected without its prior written consent; and provided further that the indemnifying party shall not have any obligation hereunder to the extent that any court of competent jurisdiction shall have determined, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

          (d) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs, and personal or legal representatives.

          SECTION 6.11. Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and Directors. At the Closing, the Company shall provide Parent with a schedule setting forth (i) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company and the Subsidiaries and those persons authorized to sign thereon, (ii) true and correct copies of all corporate borrowing, depository and transfer resolutions and those persons entitled to act thereunder, (iii) a true and correct list of all powers of attorney granted by the Company and the Subsidiaries and those persons authorized to act thereunder and (iv) a true and correct list of all officers, directors and Members of the Company and the Subsidiaries.

          SECTION 6.12. Audited Financial Statements; Escheatment. (a) As soon as practicable and in any event not later than May 24, 2000, the Company will deliver to Parent an audited combined statement of financial condition of the Company and the Subsidiaries as of March 31, 2000, and the related audited combined statements of income, changes in Members' capital, changes in subordinated notes and cash flows of the Company and the Subsidiaries for the nine months then ended and an unqualified auditors' report of D&T with respect thereto (the "Audited Financial Statements"). If the Company changes its fiscal year end to March 31, the Company shall also deliver to Parent the reports required pursuant to SEC Rule 17a-5 under the Exchange Act. The Company and D&T will provide Parent and its representatives such access to books and records of the Company and the Subsidiaries and to workpapers and to personnel of the Company, the Subsidiaries and D&T and such reconciliations of the Audited Financial Statements to the Financial Statements as Parent may reasonably request.

          (b) Not later than the time of delivery of the Closing Balance Sheet and the Statement pursuant to and in accordance with Section 2.04, the Chief Financial Officer of the Company immediately prior to the Closing will deliver to Parent a report of D&T that would satisfy the submission requirements of the State of Tennessee's Unclaimed Property Program and a computation by D&T of (i) the amount expected to be reasonably acceptable to the State of Tennessee pursuant to the requirements of such Program, (ii) the amount expected to be reasonably acceptable for unclaimed property due to the State of Tennessee as of May 1, 2000 for the 1994 calendar year, and (iii) the amount that is then estimated to be escheatable to the State of Tennessee for periods not covered by the foregoing clauses (i) and (ii). The aggregate of the amounts described in clauses (i), (ii) and (iii) of the immediately preceding sentence is herein referred to as the "Escheatment Amount". The Escheatment Amount (reduced by any portion thereof paid prior to the close of business on the Statement Date) will be reflected as a liability within the aggregate Liabilities on the Closing Balance Sheet.

          SECTION 6.13. Redemption and Purchase of all Shares in Bradford. (a) At or prior to the Closing, the Company shall have called for redemption effective at the Effective Time, all issued and outstanding shares of Class A, Class B and Class CC (voting and nonvoting) common stock of Bradford for a cash payment as provided in Bradford's Restated Charter (the aggregate amount of the actual payment, the "Stock Redemption Amount").

          (b) The Company and Parent have agreed that the shares of Bradford Class D common stock not held by the Company as of the date of this Agreement will be purchased at the Effective Time and upon the terms and conditions of Exhibit D, for $2,250,000 in cash.

          SECTION 6.14. Preparation and Filing of Tax Returns. The Company's tax matters partner, within the meaning of Section 6231(a)(7) of the Code, immediately prior to the Effective Time (together with any successor thereto, the "Tax Matters Partner") shall prepare or cause to be prepared and file or cause to be filed all federal and state income Tax Returns required to be filed by the Company for all periods ending on or prior to the Closing Date and including all final federal and state partnership returns required as a consequence of the Merger and payment for Membership Interests. Parent shall be responsible for the preparation and filing of all other Tax Returns related to the business and operations of the Company and the Subsidiaries. The Tax Matters Partner and Parent (on behalf of itself and all its subsidiaries) will cooperate with each other in preparing any Tax Returns that relate to a taxable period that ends on or prior to or includes the Closing Date and shall permit each other to review and comment on each such Tax Return a reasonable time prior to the due date and filing of such Tax Returns. Parent and its subsidiaries and their respective successors and assigns and the Tax Matters Partner will cooperate and will provide each other access to the books and records of Parent and its subsidiaries, including the Surviving Entity and the Company and its subsidiaries, and their respective personnel and tax preparers, as is reasonably necessary or appropriate to complete such Tax Returns.

          SECTION 6.15. Audits and Other Proceedings. (a) In the case of any audit, examination or administrative, judicial or other proceeding ("Tax Proceedings") with respect to any income Tax Return of the Company and/or the Subsidiaries for periods ending on or prior to the Closing Date and including any federal and state final returns filed pursuant to Section 6.14, the Tax Matters Partner shall have the right, except as provided below, to control the conduct of such Tax Proceedings and to initiate any claim for refund, file any amended Tax Return or take any other action which it deems appropriate; provided, however, that the Tax Matters Partner shall keep Parent informed of all matters with respect to such Tax Proceeding and shall not agree to or take any action or omit to take any action that would be reasonably likely to have an adverse effect upon Parent or any of its subsidiaries, including the Surviving Entity and the Subsidiaries, without the prior written consent of Parent; and provided further that the Tax Matters Partner shall permit Parent to control the prosecution of any claim for any refund and to apply for any credit, in each case which is for the account of Parent pursuant to Section 6.15(b). Each of the Tax Matters Partner, on the one hand, and Parent, its subsidiaries and their respective successors and assigns, on the other hand, shall promptly provide the other notice of any formal or informal inquiry that initiates or could initiate a Tax Proceeding and shall cooperate in the conduct of such Tax Proceedings, including making books, records and personnel reasonably available during normal business hours and in a form and location reasonably convenient to the Tax Matters Partner and Parent so as to permit the Tax Matters Partner to properly conduct such Tax Proceedings. The Tax Matters Partner shall keep Parent informed of the progress of any such Tax Proceedings. In the event that for any reason the Tax Matters Partner elects not to control the conduct of such Tax Proceedings, Parent, subject to applicable provisions of Law, shall be entitled to conduct such Tax Proceedings; provided, Parent shall keep the Tax Matters Partner or his designee informed of all matters with respect to such Tax Proceeding and shall not agree to or take any action or omit to take any action that would be reasonably likely to have an adverse effect upon the former Members without the prior written consent of the Tax Matters Partner.

          (b) Notwithstanding anything contained in this Section 6.15 to the contrary, any refunds or credits of Taxes of the Company or any Subsidiary (as distinguished from any refunds or credits of Taxes due to or in respect of any former Member of the Company) for any taxable period shall be for the account of Parent. The Tax Matters Partner shall forward to Parent any such refund that the Tax Matters

Partner (or any of the Members) receives within 10 days of such receipt, or reimburse Parent for any such credit for which any of the Members receives a Tax benefit within 10 days of the receipt of such benefit.


                                  ARTICLE VII

                             Conditions Precedent

          SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each of Parent, Sub and the Company to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) No Injunctions or Restraints. No Judgment, Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.02, each of the Parties shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such Judgment that may be entered.

          (b) Antitrust. The waiting period (and any extension thereof) under the HSR Act shall have been terminated or shall have expired.

          SECTION 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Parent shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

          (b) Performance of Obligations of the Company. Each of the Company and each of the Subsidiaries shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the other Transaction Agreements to which the Company and the Subsidiaries are party to be performed or complied with by it by the time of the Closing, and Parent shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

          (c) Opinion of Counsel. Parent shall have received an opinion dated the Closing Date of Alston & Bird LLP, special counsel to the Company, and the Company's General Counsel and special Tennessee counsel, as to matters of Tennessee law, substantially in the forms of Exhibits E, F and G.

          (d) Absence of Proceedings. There shall not be pending or threatened by any Governmental Authority any Proceeding (or by any other person any Proceeding that has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the Merger or any of the other Transactions or seeking to obtain from Parent, Sub or any other subsidiaries of Parent, the Company or any of the Subsidiaries in connection with the Merger any damages that are material in relation to the Company and the Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Parent, Sub, the Company or any of the Subsidiaries of any material portion of the business or assets of Parent, the Company or any of their respective subsidiaries, or to compel Parent, Sub or any other subsidiaries of Parent, the Company or any of the Subsidiaries to dispose of any material portion of the business or assets of Parent, the Company or any of their respective subsidiaries, in each case as a result of the Merger or any of the other Transactions, (iii) seeking to impose limitations on the ability of Parent to acquire Membership Interests in the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or any Subsidiary or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect.

          (e) Governmental Approvals. All other Consents of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority necessary for the consummation of the Merger and the other Transactions shall have been obtained or filed or shall have occurred.

          (f) Consents. In addition to the consents required pursuant to
Section 7.02(e), Parent shall have received written Consents from all third parties necessary to effect the Merger and the other Transactions, except where the failure to obtain such Consents is not reasonably likely to have a Company Material Adverse Effect.

          (g) Absence of Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect.

          (h) Intellectual Property Purchase and Sale Agreement. The Intellectual Property Purchase and Sale Agreement in the form attached hereto as Exhibit H shall be in full force and effect and the conditions to closing thereunder shall have been satisfied.

          (i) Acquisition of Minority Interests. (A) The Company shall have redeemed and acquired, or shall have binding resolutions and agreements to redeem and acquire, respectively, as of the Effective Time all of the outstanding Class A, Class B and Class CC (voting and nonvoting) common stock of Bradford as contemplated in Section 6.13 and (B) the closing under the Stock Purchase Agreement attached hereto in the form of Exhibit D shall occur simultaneously with the Closing.

          (j) Financial Statements. The Company shall have delivered to Parent the Audited Financial Statements.

          (k) Employment Agreements. The employment or consulting agreements with James Bradford, Jr., W. Lucas Simons, Jeffery E. Powell and James H. Graves referred to in Schedule 7.02 shall be in full force and effect.

          (l) Dissenters. Members who have asserted their rights as Dissenters shall be entitled to not more than 5% of the sum of the Allocable Merger Consideration plus the aggregate Capital Payment.

          (m) Other Documents. The Company shall have furnished to Parent such other documents relating to corporate existence and authority and such other matters as Parent may reasonably request.

          (n) Non-solicitation/Non-compete. The percent of the individuals listed on Schedule 6.09 who have signed non- compete and non-solicitation agreements in the form of the exhibit referred to in Section 6.09 shall not be less than 90%.

          SECTION 7.03. Condition to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have received a certificate signed by an authorized officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the other Transaction Agreements to which Parent or Sub is a party to be performed or complied with by Parent and Sub by the time of the Closing, and the Company shall have received a certificate signed by an authorized officer of Parent to such effect.

          (c) Intellectual Property Purchase and Sale Agreement. The Intellectual Property Purchase and Sale Agreement in the form attached hereto as Exhibit H shall be in full force and effect.

          SECTION 7.04. Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party's failure to act in good faith or to use all commercially reasonable efforts to cause the Closing to occur, as required by Section 6.02.

                                 ARTICLE VIII

                       Termination, Amendment and Waiver

          SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

          (i) if the Merger is not consummated on or before July 31, 2000 (the "Outside Date"), unless the failure to consummate the Merger is the result of a wilful and material breach of this Agreement by the Party seeking to terminate this Agreement or one of its subsidiaries; provided, however, that the passage of such period shall be tolled for any part thereof during which any Party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger; or

          (ii) if any Governmental Authority issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach;

          (d) by the Company, if Parent or Sub breaches or fails to perform in any material respect any of their respective representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in
Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach.

          SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than
Section 3.18, Section 4.05, the last sentence of Section 6.01, Section 6.04, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the breach by a Party of any representation, warranty, covenant or agreement set forth in this Agreement.

          SECTION 8.03. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. By an instrument in writing Parent on behalf of itself or Sub, on the one hand, or the Company, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.


                                  ARTICLE IX

                              General Provisions

          SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

          SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

          (a) if to Parent or Sub, to

                           Paine Webber Group Inc.
                           1285 Avenue of the Americas
                           New York, NY 10019
                           Attention:  General Counsel
                           Facsimile:  (212) 713-2117
                           with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019-7475
                           Attention:  Peter S. Wilson
                           Facsimile:  (212) 474-3700

                           (b) if to the Company, to

                           J.C. Bradford & Co., LLC
                           330 Commerce Street
                           Nashville, TN  37201
                           Attention:  James H. Graves
                           Facsimile:  (615) 271-1245

                           with a copy to:

                           Alston & Bird LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                           Attention:  Sidney J. Nurkin
                           Facsimile:  (404) 881-4777

          SECTION 9.03. Definitions. For purposes of this Agreement:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          A "Governmental Authority" shall mean any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States or any foreign government or any state or other political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self- regulatory organization, agency or authority (including the NYSE and the NASD).

          A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity.

          A "subsidiary" of any person means another person, an amount of the voting securities, limited liability company membership interests, other voting ownership or voting partnership interests or equity interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity or ownership interests of which) is owned directly or indirectly by such first person.

          SECTION 9.04. Interpretation; Schedules; Certain Definitions. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit, but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

          SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

          SECTION 9.07. Entire Agreement. This Agreement and the Confidentiality Agreement (together with any other document executed and delivered by the Parties upon or after the date of this Agreement that states that it is a part of this Agreement) contain the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the Parties shall be liable or bound to any other Party in any manner by any representations, warranties, covenants or agreements relating to such subject matter except as specifically set forth herein or in the Transaction Agreements. The parties hereby agree that the Confidentiality Agreement shall terminate and no longer have any effect after the Effective Time.

          SECTION 9.08. No Third-Party Beneficiaries. Except for Section 6.10, this Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 9.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of the States of Delaware and Tennessee are mandatorily applicable to the Merger.

          SECTION 9.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, provided such assignment would not result in the requirement of any additional Consents of Governmental Authorities that would be a condition to the obligations of Parent and Sub to effect the Merger or would be reasonably expected to materially delay the Effective Time and the transactions contemplated hereby, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

          SECTION 9.11. Enforcement. The Parties acknowledge that the businesses and assets of the Company and the Subsidiaries are unique, and that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions of any Transaction Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 9.12. Waiver of Jury Trial. Each Party hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with any Transaction Agreement. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into the Transaction Agreements by, among other things, the mutual waivers and certifications in this Section 9.12.

          SECTION 9.13. Suits. Each party agrees not to bring any suit, action or other proceeding arising out of this Agreement, any Transaction Agreement, the Merger or any other Transactions in any state or local court unless a state or local court is the only court with jurisdiction over such suit, action or other proceeding.



          [The remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.


                                PAINE WEBBER GROUP INC.,

                                  by
                                     ---------------------------------------
                                     Name:
                                     Title:


                                JCB ACQUISITION COMPANY,

                                  by
                                     ---------------------------------------
                                     Name:
                                     Title:


                                J.C. BRADFORD & CO., LLC,

                                  by
                                     ---------------------------------------
                                     Name:
                                     Title: